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NORTH CAROLINA

                                                              SECURITY AGREEMENT

GUILFORD COUNTY

         THIS AGREEMENT, made this the ______ day of _______________, 1994, by and between PLUMA, INC., a North Carolina corporation (hereinafter referred to as the "Company"), and GLAZIER B. PILAND (hereinafter referred to as "SECURED PARTY"). ALLMAN SPRY HUMPHREYS LEGGETT & HOWINGTON, P.A. has agreed to act as the agent of Secured Party for the purposes set forth in this Agreement and shall be hereinafter referred to as "Collateral Agent."

                               WITNESSETH, that:

         WHEREAS, pursuant to the Stock Redemption Agreement entered into by and among the Company and Secured Party as of September 16, 1993, (the "Stock Redemption Agreement"), a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference, the Company and Secured Party have agreed to the terms and conditions upon which a certain number of shares of Pluma, Inc. stock currently owned by Secured Party (the "Stock") may be redeemed by the Company; and

         WHEREAS, the Company has agreed to secure the performance of all of the obligations owing by the Company to Secured Party arising under the Stock Redemption Agreement, the note to be delivered to Secured Party at the Closing contemplated in the Stock Redemption Agreement (the "Note") or any other agreement or document executed in connection therewith by Secured Party and the Company (hereinafter referred to collectively as the "Obligations") by granting the Secured Party a security interest in the Stock.

         NOW, THEREFORE, IT IS AGREED:

         1. Pledge of Stock. As security for the satisfaction of the Obligations including, but not limited to, the repayment of the Note according to its terms, and the full, complete and absolute performance by Company of each of the terms and conditions of the Stock Redemption Agreement, Company hereby grants a security interest in and pledges the Stock (such stock together with any additional stock or other properties that may hereafter be brought within the operation of this Agreement shall be hereinafter referred to collectively as the "Stock") to the Secured Party by depositing said Stock with the Collateral Agent. Secured Party hereby appoints Collateral Agent as the agent of Secured Party for purposes of taking possession of the Stock. The Collateral Agent shall hold the Stock as security for the satisfaction of the Obligations including, but not limited to, the repayment of the Note according to its terms, and the full, complete and absolute performance by Company of each of the terms and conditions of the Stock Redemption Agreement. Collateral Agent shall not encumber or dispose of such shares except in accordance with the provisions of this Agreement.

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         2.       Voting Rights, Etc.

                  (a) As long as the Stock is held as Collateral for the Obligations pursuant to paragraph 1 above, and so long as Company is not in default in the performance of any of the terms of the Note, the Stock Redemption Agreement or this Agreement, the Company shall have the right to vote the Stock on all corporate matters.

                  (b) In the event, any dividend, reclassification, adjustment or other change is declared or made in the capital structure of the Company while the Stock is held by the Collateral Agent, all new, substituted and additional shares, or other securities or other property issued by the Company in respect of the Stock shall be held by the Collateral Agent under the terms of this Agreement and in the same manner as the shares originally pledged hereunder.

                  (c ) From and after the occurrence of a default by Company in the performance of any of the terms of the Note, the Stock Redemption Agreement or this Agreement, the Secured Party shall have the right to vote the Stock and to receive all cash dividends and other cash distributions or payments on the stock held by Collateral Agent or thereafter paid by the Company.

         3. Representations. Secured Party represents and warrants that there are no restrictions upon or agreements relating to the transfer or pledge of, or grant of security interest in the Stock other than the Stock Transfer And Redemption Agreement between Company and its shareholders. Company represents and warrants that upon the redemption of the Stock at Closing, except as set forth above, there shall be no restrictions upon or agreements relating to the transfer or pledge of, or grant of a security interest in, the Stock and that the Company has the right to pledge, assign and transfer the Stock as provided herein.

         4. Terms. Upon satisfaction of the Obligations including, but not limited to, the repayment of the Note according to its terms, and the full, complete and absolute performance by Company of each of the terms and conditions of the Stock Redemption Agreement, Secured Party shall provide immediate written notice of such satisfaction to Collateral Agent. Upon receiving such notice from Secured Party, Collateral Agent shall deliver the Stock to the Company and this Agreement shall terminate.

         5. Default. The occurrence of any default under the Stock Redemption Agreement or the Note shall constitute a default under this Agreement. In the event Company is in default hereunder, all unpaid installments under the Note and Stock Redemption Agreement shall, at Secured Party's option, become immediately due and payable. Waiver of any default by Secured Party shall not be deemed a waiver of any other default and all Secured Party's rights are cumulative and not alternative. Upon the occurrence of a default by Company which is not waived by Secured Party, the Secured Party shall deliver written notice of such default to Collateral Agent and to Company. Collateral Agent shall, at Secured Party's request and at Secured Party's option, either (a) deliver to the Secured Party the Stock, in satisfaction of the Note, or (b) offer the Stock for sale at public or private sale. In the event Security Party elects to have the Stock offered for sale, the

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Secured Party may be a purchaser. The Collateral Agent shall give Company and the Secured Party notice of the time and place of any public or private sale of the stock not less than forty-five (45) nor more than sixty (60) days prior thereto, which Company and Secured Party acknowledge to be reasonable notice. In the case of a private sale, such notice shall specify the price per share at which the proposed sale is to be made and such price shall be deemed to be fair and adequate price for such shares unless either the Company or the Secured Party, not less than fifteen (15) days prior to such sale, shall notify the Collateral Agent in writing of such party's objection to the proposed sale, in which case the Collateral Agent shall proceed thereafter to sell the Stock by means of a public sale. All of the Stock shall be sold by the Collateral Agent regardless of whether such sale is private or a public sale and regardless of whether the amount owed by the Company. The proceeds of the sale of any or all of the Stock shall be applied first to pay the expenses of conducting the sale, including the Collateral Agent's reasonable attorney's fees incurred in connection therewith; and then the balance of the proceeds shall be applied to the principal, interest and actual attorney's fees due and payable under the Stock Redemption Agreement and under the provisions of the Note relating to the acceleration of the Note. After the foregoing obligations have been satisfied in full, any excess proceeds from the sale of the Stock shall be delivered to the Company and Collateral Agent's obligations and duties hereunder shall terminate; however, if the proceeds of the sale of the stock are insufficient to satisfy the liability of the Company hereunder, the Company shall remain liable for any such deficiency. In addition to the rights specifically granted Secured Party hereunder with respect to a default by the Company, Secured Party shall, after default, have all rights and remedies granted by the Uniform Commercial Code in force in the State of North Carolina as of the date of this Agreement.

         6. Delivery of Stock Certificates. Collateral Agent hereby acknowledges its prior receipt of the Stock.

         7. Limitation of Liability. In determining the liability of the Collateral Agent, the parties agree as follows:

                  (a) In performing any of his duties under this Security Agreement, or upon the claimed failure to perform its duties hereunder, Collateral Agent shall not be liable to anyone for damages, losses or expenses which such person may incur as a result of the Collateral Agent's so acting, or failing to act; provided, however, Collateral Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Without limiting the foregoing, the parties hereto agree that Collateral Agent shall not incur any liability for taking any action provided for herein upon the instructions of Secured Party including but not limited to, the delivery of the Stock to Secured Party or the offering of the Stock for sale as provided in Paragraph 6 hereof upon receiving notice from Secured Party that Company is in default hereunder and the Collateral Agent shall be entitled, without further inquiry or investigation, to rely upon any notice given to him by the Secured Party.

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         (b) The Collateral Agent shall not be responsible for the validity of this Agreement or the execution hereof or for the truth of any of the recitals or statements of fact herein contained.

         (c) The Collateral Agent shall not be under any obligation to take any legal action in connection with this pledge, or to appear in, prosecute or defend any action or legal proceeding or to file any income or other tax return.

         (d) N amendment or modification of this Agreement or waiver of its terms shall affect the rights and duties of the Collateral Agent unless its written consent thereto shall have been obtained.

         8. Successor Collateral Agent. Should the Collateral Agent acting hereunder die or resign at any time during the continuance of this Agreement, a successor Collateral Agent shall be appointed by Secured Party, his personal representative or assigns. Any such successor Collateral Agent shall deliver to the parties hereto and to the resigning Collateral Agent a written instrument accepting such appointment hereunder and thereupon shall succeed to all the rights and duties of the Collateral Agent hereunder, and shall be entitled to receive the Stock and any other property then held by the resigning Collateral Agent hereunder.

         9. Effect. This Agreement shall inure to the benefit of and be binding upon Company, Secured Party and Collateral Agent, and their respective heirs, executors, administrators, successors and assigns. In the event of the death of Secured Party, the holder of the Note shall be treated as, and inure to all of the rights and benefits of, the Secured Party.

         10. Counterparts. This Agreement may be executed in three or more identical counterparts, each of which when executed and delivered shall be an original, but all such counterparts constitute one and the same instrument.

         11. Further Assurances and Power of Attorney. Company agrees to execute such other and further documents, including, without limitation, security agreements, pledge agreements, agreements, financing statements, continuation statements, and the like as may from time to time be reasonably necessary, to perfect, confirm, establish, reestablish, continue, or complete the security interests and liens in the Stock and the purposes and intentions of this Agreement, it being the intention of the Company to provide hereby a full and absolute warranty of further assurance to Secured Party. If Company fails to execute any such documents within ten (10) days of being requested to do so by the Secured Party, the Company hereby appoints the Secured Party as the Company's attorney-in-fact for purposes of executing such documents in the Company's name, place and stead, which power of attorney shall be considered as coupled with an interest and irrevocable.

         12. Situs. This Agreement shall be construed and governed in accordance with the laws of the State of North Carolina.

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         13. Waiver, Modification or Cancellation. Any waiver, alteration or modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless in writing and signed by the parties.

         14. Notices. Notices under this Agreement shall be in writing and shall be delivered personally or mailed, postage prepaid, certified mail, return receipt requested, to the party to whom such notice is being given at the address of such party as set forth below or to such other address as may be furnished by a notice given in compliance with this Section:

                  Secured Party:            G. B. Piland

                                            113 Plantation Drive

                                            Collinsville, VA 24078

                  Company:                  PLUMA, Inc.

                                            800 West Fieldcrest Road

                                            Eden, NC 27289

                  Collateral Agent:         Allman Spry Humphreys Leggett &
                                                     Howington, P.A.

                                            380 Knollwood Street, Suite 700

                                            Winston-Salem, NC 27103

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written and the Collateral Agent has executed this Agreement indicating his consent to be bound under the terms of this Agreement.

                                    COMPANY:

                                    PLUMA, INC.

                                    By: /s/ R. Duke Ferrell
                                    Name:
                                    Title: President
                                    SECURED PARTY:
                                    /s/ G. B. Piland              (SEAL)
                                    G. B. PILAND

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I, ____________________________, accept and agree to serve as the Collateral
Agent, subject to the terms of this Security Agreement.

                                    COLLATERAL AGENT:

                                    --------------------------------------------


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